EXHIBIT 23

                     CONSENT OF INDEPENDENT ACCOUNTANTS


      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-9970, 33-32166, and 33-50278) of Pier 1
Imports, Inc. of our report dated April 14, 1994, except for Note 15, as to which the date is April 7, 1995, and Note 2, as to which the date is February 29, 1996, in Item 8 of this Form 10-K/A.


/s/ Price Waterhouse LLP


PRICE WATERHOUSE LLP
Fort Worth, Texas
June 21, 1996